Blue Sphere Corporation 8-K

Exhibit 10.1

AMENDMENT AGREEMENT

THIS AMENDMENT is made and entered into as of July 12, 2017 (the “AMENDMENT AGREEMENT”)

WHEREAS

A.

 On 29 June 2017, the undersigned Blue Sphere Corporation (as BUYER) and Pronto Verde AG (as SELLER) executed the Share Purchase Agreement (such agreement with all related annexes and/or related documentation, the “SPA”) regulating terms and conditions of the transfer - subject to materialization of the CONDITIONS PRECEDENT provided under Section 4 of the SPA - of the entire shareholding in the SPV that, at the CLOSING DATE, will be entirely owned by Pronto Verde AG;

B..

On the same date, Pronto Verde AG entered into a share purchase agreement with Futuris S.r.l. and Segati Friuli S.r.l. (the ORIGINAL SHAREHOLDERS) regarding the purchase of the entire capital of the SPV, to be subsequently sold to the BUYER;

C.

Capitalized terms used in this AMENDMENT AGREEMENT and not otherwise defined herein shall have the same meaning ascribed to them in the SPA;

D.

According to Section 6.1 of the SPA the CLOSING DATE has been agreed to occur no later than July 14, 2017;

E.

Due to certain delays and unforeseen situations it is not possible to comply with the established CLOSING DATE term under point D. above and accordingly the PARTIES have agreed to post-pone the CLOSING DATE and to make certain amendments to the SPA;

F.

BUYER intends to assign its rights and obligations under the SPA, as permitted by Section 13.7 of the SPA, to its wholly owned subsidiary Bluesphere Italy S.r.l.;

G.

The PARTIES, therefore, now wish to amend and supplement the SPA as set out in this AMENDMENT AGREEMENT.

1.

Materialization of certain Conditions Precedent to Closing A

The PARTIES acknowledge that actions and transactions to be performed prior to the CLOSING DATE referred to in Section 4.1(J) of the SPA have been performed.

2.

Assignment of the SPA pursuant to its Section 13.7

The BUYER, pursuant to Section 13.7 of the SPA, hereby assigns the SPA and all of its rights, titles or interests arising out of the SPA to its entirely owned subsidiary, Bluesphere Italy S.r.l., a limited liability company incorporated and existing under the laws of Italy, having its registered office in Milan, C.so G. Matteotti no. 1, 20121 (MI), registered with the Companies’ Register of Milan under no. MI-2124774, Vat Code No. 09967150963 who executes this AMENDMENT AGREEMENT for acknowledgement and acceptance.

3.

Amendments to the SPA pursuant to Section 13.4

3.1

General amendments

The PARTIES understand and agree that Sections 1, 6, 7, 8, 10 of the SPA are amended as follows:

(a)

the definition of “INTERIM FINANCIAL STATEMENTS” provided for in Section 1.1 is replaced for all purposes of the SPA by the following definition: “means the financial statements as of June 30, 2017 of the SPV.”;

(b)

the definition of “REFERENCE DATE” provided for in Section 1.1 is replaced for all purposes of the SPA by the following definition: “means 30 June 2017”;

(c)

the content of Section 6.1 is replaced for all purposes of the SPA by the following provision: “Without prejudice to the provisions of SECTION 4, the CLOSING shall take place on the CLOSING DATE at the office of the Public Notary Ruben Israel in Milan, on July 31, 2017 (the “CLOSING DATE”) or in any other prior date mutually agreed in writing by the Parties.”;

(d)

the content of Section 7.2 is replaced for all purposes of the SPA by the following provision: “In order to evidence the existence of the requirements indicated in Section 7.1 and to fix the PURCHASE PRICE the ORIGINAL SHAREHOLDERS, the SELLER and the BUYER shall cooperate with the SPV in order to prepare and deliver to the AUDIT FIRM, within 45 days after the CLOSING DATE, a draft financial statement of the SPV as of the CLOSING DATE.”;

(e)

the content of Section 8.1(vi) is replaced for all purposes of the SPA by the following provision: “Participations in other companies. The SPV does not own any participation in other companies, entities or joint-ventures except for (i) G3Oil and (ii) Komaros Agricultura S.r.l. – whose sale and disposition is regulated by Section 12.1. (v), (vi), (vii), (viii) and (ix) – and it is not bound by any commitment to acquire any such participation or to invest in any companies, entities or joint-venture.”;

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(f)

in light of the postponement of the CLOSING DATE, as hereby amended pursuant to Clause 3.1(c) of this AMENDMENT AGREEMENT, the PARTIES have agreed to supplement Section 10.2 of the SPA with the following wording: “For clarity sake, the PARTIES recognize that lending of funds to the SPV by the shareholders to cover the service of the bank debt of the month of July 2017 is considered a transaction in the ordinary and normal course of business and accordingly permitted under the SPA. In addition, the PARTIES agree that the SPV is allowed at its own discretion to enter before the CLOSING DATE (i) into a contract for the supply of oil up to 15 September 2017, with the supplier chosen by the SPV at terms and conditions at its discretion, strictly in compliance with market standard terms and conditions for this kind of transactions. Such contract will be reflected in the CLOSING FINANCIAL STATEMENT and will be taken into account for the calculation of the ADJUSTED PRICE; and (ii) into shareholders’ loans with FUTURIS S.r.l. granting and paying to the same SPV amounts up to the maximum amount of € 150,000 (one hundred and fifty/00) in order to endow the SPV with the money necessary to meet its obligations before the CLOSING DATE. Such loans will be reflected in the CLOSING FINANCIAL STATEMENT and will be taken into account for the calculation of the ADJUSTED PRICE. Furthermore, upon cash-in of the invoices (a) no. 1-008 T0101371 on 20.06.2017 amounting to € 63.016,17 and (b) no. 1-009 T0101371 on 29.06.2017 amounting to € 104.195,17 pertaining receivables against the GSE, the SPV is allowed to use the amount received in order to repay the shareholders’ loan granted by FUTURIS S.r.l. to SPV up to an equal amount. Such repayment will be reflected in the CLOSING FINANCIAL STATEMENT and will be taken into account for the calculation of the ADJUSTED PRICE”.

In addition to and as a consequence of the amendments to the SPA indicated from letter (a) to (f) above, the SELLER and the BUYER agree on the following further amendments and clarifications, also related to the Exhibits and Annexes attached to the SPA:

(g)

in light of the amendment under letter (a) above, Exhibit 8.1(vii)b is attached to the SPA and currently representing the financial statements as of April 30, 2017 shall be substituted with the SPV financial statements as of June 30, 2017 that the SELLER shall cause the SPV to prepare and deliver to the BUYER no later than July 20, 2017;

(h)

the effective date to be indicated under Article 10 of the Oil Supply Agreement with ISG Sviluppo SA attached as Annex I to the GPOMA (i.e. Exhibit 3(II)(B)(vi) of the SPA) is September 15, 2017;

(i)

PV’s obligations under the GPOMA exclusively with regard to the Vegetal Oil supply will start from September 15, 2017. Therefore, the SPV and/or the BUYER will be responsible for the Vegetal Oil supply for the period from the CLOSING DATE up to September 15, 2017 (the “START-UP PERIOD”). Accordingly, without prejudice to PV’s other commitments under the GPOMA, the PARTIES agree that for the purposes of the Plant EBITDA calculation for the START-UP PERIOD the Vegetal Oil price will be conventionally indicated in Euro 720,00/ton and any difference in excess will be excluded from Plant EBITDA calculation and be exclusively borne by the SPV;

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(j)

in light of letter (h) above, the BUYER and the SELLER agree that 100€/ton to be paid in the Escrow Account (as defined under Section 8.2 of the GPOMA) pursuant to Section 4.1.1 of the GPOMA will start to be paid beginning from the effective date of the Vegetal Oil supply agreement with ISG Sviluppo SA after the START-UP PERIOD;

(k)

in light of letter (c) above and taking into account the provisions of Exhibit 3.3(II) to the SPA, the PARTIES acknowledge that there is a time mismatch in the creation of the APB Escrow. Accordingly, SELLER undertakes to use the PRICE ANITICIPATION of EUR 150,000 to be paid by BUYER to SELLER under the ENERGYECO SPA exclusively to finance the purchase by ENEREGYECO S.r.l. of the DENOX Equipment necessary to complete the CANTU’ PLANT. SELLER shall deliver to BUYER no later than 31 July, 2017 evidence of the purchase order placed for the purchase and installation of the DENOX Equipment.

4.

Miscellaneous

4.1

Recitals

The recitals to this AMENDMENT AGREEMENT form an integral part thereof.

4.2

Survival. No other change

Except as set forth in this AMENDMENT AGREEMENT, the SPA is unaffected and shall continue in full force and effect in accordance with its terms. If there is conflict between this AMENDMENT AGREEMENT and the SPA, the terms of this AMENDMENT AGREEMENT will prevail.

None of the provisions and/or statements in this AMENDMENT AGREEMENT shall be interpreted so as to waive, change or modify any of the rights or obligations of the PARTIES under the SPA, or in any way modify the PARTIES’ liabilities under the SPA, including, without limitation, any right of the BUYER pursuant to in connection with any breach of any of the representations and warranties given by the SELLER under the SPA. Except as explicitly set out herein, no other amendments to the SPA are made. Subject only to the modification referred to in this AMENDMENT AGREEMENT, the SPA shall remain in full force and effect and where necessary shall be read and construed and be enforceable as if the terms of this AMENDMENT AGREEMENT were inserted.

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4.3

Counterparts

This AMENDMENT AGREEMENT may be executed and delivered in counterparts, each of which will be deemed an original.

4.4

Applicable Law – effectiveness

This AMENDMENT AGREEMENT shall be governed by, and construed and interpreted in accordance with, the laws of the Italian Republic.

This AMENDMENT AGREEMENT is valid and effective from the date of 12 July 2017.

4.5

Disputes

The scope of application of the arbitration clause set forth in Section 13.9 of the SPA is extended so as to include all disputes arising out of or in connection with this AMENDMENT AGREEMENT.

July 12, 2017

Blue Sphere Corp.	Bluesphere Italy S.r.l.

/s/ Shlomo Palas	/s/ Elroy Amitzur
Shlomo Palas	Elroy Amitzur
CEO

Pronto Verde AG

/s/ Giovanni di Vincenzo
Giovanni di Vincenzo
CEO

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